NEWS RELEASE

The Hartford Announces Preliminary Results For First Quarter 2023

HARTFORD, Conn., April 13, 2023 – The Hartford (NYSE: HIG) today announced preliminary earnings estimates for first quarter 2023, including net income available to common stockholders of $530 million, or $1.66 per diluted share, and core earnings* of $536 million, or $1.68 per diluted share*.

The company expects results in the first quarter of 2023 to include:
•Property & Casualty (P&C) current accident year (CAY) catastrophe (CAT) losses of $185 million before tax ($146 million after tax). Of the total CAY CAT losses, $138 million are estimated in Commercial Lines and $47 million in Personal Lines. CAT losses primarily resulted from the significant winter storms along the East and West coasts and tornado, wind and hail events across several regions of the United States.
•Commercial Lines combined ratio of 92.7 and an underlying combined ratio* of 88.5. The underlying combined ratio is consistent with the expectations for the first quarter included in the outlook the company provided in February.
•Personal Lines combined ratio of 106.1 and an underlying combined ratio of 97.0, which includes approximately $30 million, before tax, of higher than expected CAY losses from auto physical damage and liability losses primarily resulting from increased severity. Also included in the combined ratio is approximately $20 million, before tax, of unfavorable prior accident year reserve development from auto physical damage severity.
•Consolidated net investment income of $515 million, before tax, including $26 million, or a 2.5% annualized return, on limited partnerships and other alternative investments.
•Share repurchases in the quarter of 4.7 million shares for $350 million.

*Denotes financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their closest GAAP measures can be found in this news release under the heading Discussion of Non-GAAP Financial Measures.

The Hartford will release first quarter 2023 financial results at approximately 4:15 p.m. EDT on Thursday, April 27, 2023.

CONFERENCE CALL
The Hartford will discuss its first quarter 2023 financial results on a webcast at 9:00 a.m. EDT on Friday, April 28, 2023. The call can be accessed via a live listen-only webcast or as a replay through the Investor Relations section of The Hartford's website at https://ir.thehartford.com. The replay will be accessible approximately one hour after the conclusion of the call and be available along with a transcript of the event for at least one year.
About The Hartford
The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.
The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read https://www.thehartford.com/legal-notice.
HIG-F
Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods. The forward-looking statements in this press release provide preliminary information based on the company’s current estimates and expectations, and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes.
We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include the inherent difficulties in arriving at such estimates, and the risks and uncertainties discussed in our 2022 Annual Report on Form 10-K, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.
From time to time, The Hartford may use its website and/or social media outlets, such as Twitter and Facebook, to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.
Media Contacts:    Investor Contact:
Michelle Loxton     Susan Spivak Bernstein
860-547-7413     860-547-6233
michelle.loxton@thehartford.com     susan.spivak@thehartford.com

Matthew Sturdevant
860-547-8664
matthew.sturdevant@thehartford.com

DISCUSSION OF NON-GAAP FINANCIAL MEASURES
The Hartford uses non-GAAP financial measures in this press release to assist investors in analyzing the company's operating performance for the periods presented herein. Because The Hartford's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing The Hartford's non-GAAP financial measures to those of other companies. Definitions and calculations of other financial measures used in this press release can be found below.
Core earnings - The Hartford uses the non-GAAP measure core earnings as an important measure of the company’s operating performance. The Hartford believes that core earnings provides investors with a valuable measure of the performance of the company’s ongoing businesses because it reveals trends in our insurance and financial services businesses that may be obscured by including the net effect of certain items. Therefore, the following items are excluded from core earnings:
•Certain realized gains and losses - Generally realized gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of our business. Accordingly, core earnings excludes the effect of all realized gains and losses that tend to be highly variable from period to period based on capital market conditions. The Hartford believes, however, that some realized gains and losses are integrally related to our insurance operations, so core earnings includes net realized gains and losses such as net periodic settlements on credit derivatives. These net realized gains and losses are directly related to an offsetting item included in the income statement such as net investment income.
•Restructuring and other costs - Costs incurred as part of a restructuring plan are not a recurring operating expense of the business.
•Loss on extinguishment of debt - Largely consisting of make-whole payments or tender premiums upon paying debt off before maturity, these losses are not a recurring operating expense of the business.
•Gains and losses on reinsurance transactions - Gains or losses on reinsurance, such as those entered into upon sale of a business or to reinsure loss reserves, are not a recurring operating expense of the business.
•Integration and other non-recurring M&A costs - These costs, including transaction costs incurred in connection with an acquired business, are incurred over a short period of time and do not represent an ongoing operating expense of the business.
•Change in loss reserves upon acquisition of a business - These changes in loss reserves are excluded from core earnings because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition.
•Deferred gain resulting from retroactive reinsurance and subsequent changes in the deferred gain - Retroactive reinsurance agreements economically transfer risk to the reinsurers and excluding the deferred gain on retroactive reinsurance and related amortization of the deferred gain from core earnings provides greater insight into the economics of the business.
•Change in valuation allowance on deferred taxes related to non-core components of before tax income - These changes in valuation allowances are excluded from core earnings because they relate to non-core components of before tax income, such as tax attributes like capital loss carryforwards.

•Results of discontinued operations - These results are excluded from core earnings for businesses sold or held for sale because such results could obscure the ability to compare period over period results for our ongoing businesses.
In addition to the above components of net income available to common stockholders that are excluded from core earnings, preferred stock dividends declared, which are excluded from net income, are included in the determination of core earnings. Preferred stock dividends are a cost of financing more akin to interest expense on debt and are expected to be a recurring expense as long as the preferred stock is outstanding.
Net income (loss) and net income (loss) available to common stockholders are the most directly comparable U.S. GAAP measures to core earnings. Core earnings should not be considered as a substitute for net income (loss) or net income (loss) available to common stockholders and does not reflect the overall profitability of the company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate net income (loss), net income (loss) available to common stockholders, and core earnings when reviewing the company’s performance.
A reconciliation of net income (loss) to core earnings for the quarterly period ended March 31, 2023, is included below.

Three Months Ended
Mar 31 2023
Net income available to common stockholders	$530
Adjustments to reconcile net income available to common stockholders to core earnings
Net realized losses, excluded from core earnings, before tax	7
Integration and other non-recurring M&A costs, before tax	2
Income tax benefit on items excluded from core earnings	(3)
Core earnings	$536

Core earnings per diluted share - This non-GAAP per share measure is calculated using the non-GAAP financial measure core earnings rather than the GAAP measure net income. The company believes that core earnings per diluted share provides investors with a valuable measure of the company's operating performance for the same reasons applicable to its underlying measure, core earnings. Net income (loss) available to common stockholders per diluted common share is the most directly comparable GAAP measure. Core earnings per diluted share should not be considered as a substitute for net income (loss) available to common stockholders per diluted common share and does not reflect the overall profitability of the company's business. Therefore, the company believes that it is useful for investors to evaluate net income (loss) available to common stockholders per diluted common share and core earnings per diluted share when reviewing the company's performance. A reconciliation of net income available to common stockholders per diluted common share to core earnings per diluted share is provided in the table below.

Three Months Ended
Mar 31 2023
PER SHARE DATA
Diluted earnings per common share:
Net income available to common stockholders per share[1]	$1.66
Adjustments made to reconcile net income available to common stockholders per diluted share to core earnings per diluted share:
Net realized losses, excluded from core earnings, before tax	0.02
Integration and other non-recurring M&A costs, before tax	0.01
Income tax benefit on items excluded from core earnings	(0.01)
Core earnings per diluted share	$1.68
[1] Net income available to common stockholders includes dilutive potential common shares.
Underlying combined ratio- This non-GAAP financial measure of underwriting results represents the combined ratio before catastrophes, prior accident year development and current accident year change in loss reserves upon acquisition of a business. Combined ratio is the most directly comparable GAAP measure. The company believes this ratio is an important measure of the trend in profitability since it removes the impact of volatile and unpredictable catastrophe losses and prior accident year loss and loss adjustment expense reserve development. The changes to loss reserves upon acquisition of a business are excluded from underlying combined ratio because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition as such trends are valuable to our investors' ability to assess the company's financial performance. A reconciliation of the combined ratio to underlying combined ratio for the Commercial Lines and Personal Lines segments is set forth below.

COMMERCIAL LINES

Three Months Ended
Mar 31 2023
Combined ratio	92.7
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(5.0)
Prior accident year development	0.8
Underlying combined ratio	88.5

PERSONAL LINES

Three Months Ended
Mar 31 2023
Combined ratio	106.1
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(6.4)
Prior accident year development	(2.7)
Underlying combined ratio	97.0